Exhibit 99.1

BitMine Immersion (BMNR) ETH Holdings Exceed 833,000 Tokens, Valued in Excess of $2.9 Billion, and Largest ETH Treasury in World

BitMine is the largest ETH Treasury in the World

Iconic investor Bill Miller III, senior advisor to Miller Value Partners, takes significant stake in BitMine.

Bill Miller III joins a premier group of institutional investors including ARK’s Cathie Wood, MOZAYYX, Founders Fund, Pantera, Kraken, DCG, and Galaxy Digital to support BitMine’s goal of acquiring 5% of ETH

BitMine now 42nd most liquid US stock market, trading $1.6 billion per day

LAS VEGAS, August 4, 2025 /PRNewswire/ — (NYSE AMERICAN: BMNR) BitMine Immersion Technologies (“BitMine” or the “Company”) today announced holdings of ETH exceeding $2.9 billion. As of August 3rd at 6:30pm ET, the Company’s ETH holdings total 833,137 at $3,491.86 per ETH (Bloomberg), making BitMine the largest ETH Treasury in the world.

BitMine launched its ETH Treasury strategy on June 30th (closing on July 8th). In the ensuing month, the Company has passed many key milestones and is now the largest ETH Treasury in the world and at over $2.9 billion in ETH and crypto holdings, ranks as the third largest crypto treasury in the world, behind only Microstrategy (ticker-MSTR) and Mara Blockchain (ticker-MARA).

“BitMine moved with lightning speed in its pursuit of the ‘alchemy of 5%’ of ETH growing our ETH holdings to over 833,000 from zero 35 days ago,” said Thomas “Tom” Lee of Fundstrat, Chairman of BitMine’s Board of Directors. “We have separated ourselves among crypto treasury peers by both the velocity of raising crypto NAV per share and by the high liquidity of our stock.”

BitMine (ticker – BMNR) is now one of the most widely traded stocks in the US. According to data from Fundstrat, the stock has traded average daily dollar volume of $1.6 billion (5 day average), ranking this 42 in the US, behind Uber Technologies (ticker-UBER, rank #41) among 5,704 US-listed stocks (statista.com).

“I am delighted to count iconic growth investor Bill Miller III among our top investors. Bill has embraced our vision of the alchemy of 5% for BitMine. We are already a critical digital infrastructure Company as Wall Street embraces moving the financial system onto the blockchain,” added Lee.

“I first invested in Microstrategy in late 2020, shortly after Michael Saylor pivoted to a Bitcoin Treasury Strategy. Tom Lee and his team have already shown the resolve to grow shareholder value in the manner following Michael’s roadmap. What is intriguing is BitMine is set to be very profitable once the Company turns on ETH staking. In my experience the best management teams make rational decisions based upon evidence, exhibit independent thinking, and allocate capital with an objective of earning returns above the cost of capital,” said Bill Miller III, senior advisor to Miller Value Partners and senior advisor to Patient Capital Management.

The company recently released a corporate presentation, which can be found here: https://bitminetech.io/investor-relations/

To stay informed, please sign up at: https://bitminetech.io/contact-us/

About BitMine

BitMine is a Bitcoin and Ethereum Network Company with a focus on the accumulation of Crypto for long term investment, whether acquired by our Bitcoin mining operations or from the proceeds of capital raising transactions. Company business lines include Bitcoin Mining, synthetic Bitcoin mining through involvement in Bitcoin mining, hashrate as a financial product, offering advisory and mining services to companies interested in earning Bitcoin denominated revenues, and general Bitcoin advisory to public companies. BitMine’s operations are located in low-cost energy regions in Trinidad; Pecos, Texas; and Silverton, Texas.

For additional details, follow on X:

https://x.com/bitmnr

https://x.com/fundstrat

https://x.com/bmnrintern

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements.” The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. This document specifically contains forward-looking statements regarding progress and achievement of the Company’s goals regarding ETH acquisition and staking, the long-term value of Ethereum, continued growth and advancement of the Company’s Ethereum treasury strategy and the applicable benefits to the Company. In evaluating these forward-looking statements, you should consider various factors, including BitMine’s ability to keep pace with new technology and changing market needs; BitMine’s ability to finance its current business, Ethereum treasury operations and proposed future business; the competitive environment of BitMine’s business; and the future value of Bitcoin and Ethereum. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond BitMine’s control, including those set forth in the Risk Factors section of BitMine’s Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2025, as well as all other SEC filings, as amended or updated from time to time. Copies of BitMine’s filings with the SEC are available on the SEC’s website at www.sec.gov. BitMine undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

SOURCE BitMine Immersion Technologies, Inc.

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Marcy Simon

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